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                                                                     Exhibit 8.1

                SUBSIDIARIES OF GEAC COMPUTER CORPORATION LIMITED

                COMPANY                                     JURISDICTION
Geac Computer Corporation Limited                            Canada

Geac Canada Limited                                          Canada

Geac (Delaware) Partnership                                  Delaware

Geac ULC                                                     Nova Scotia

Geac USA L.L.C.                                              Delaware

2019856 Ontario Inc.                                         Ontario

Progiciels JBA Quebec Inc.                                   Quebec

915873 Ontario Ltd.                                          Ontario

915874 Ontario Ltd.                                          Ontario

Geac (Canada) Services Limited                               Ontario

877025 Alberta Ltd.                                          Alberta

Geac Computers Hong Kong Limited                             Hong Kong

GEAC Hungary Asset Management Company Limited                Hungary

Geac International Finance Corporation                       Ireland

Geac Computers, Inc.                                         Missouri

Geac Enterprise Solutions, Inc.                              Georgia

News Holdings Corp.                                          Delaware

Interealty Corp.                                             Colorado

PropertyChannel, Inc.                                        Virginia

Remanco International, Inc.                                  Delaware

Geac Library Systems, Inc.                                   Delaware

Extensity,  Inc.                                             Delaware

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
                COMPANY                                    JURISDICTION
Extensity Europe Limited                                     UK

Comshare, Incorporated                                       Michigan

Comshare (U.S.), Inc.                                        Michigan

Comshare Limited                                             Canada

Comshare Holdings Company                                    UK

Comshare Limited                                             UK

Comshare International Limited                               UK

Geac (UK) Holdings Limited                                   UK & Wales

Geac Software Solutions Limited                              UK & Wales

Geac Computer Systems (UK) Limited                           UK

Geac Software Services Holdings Limited                      UK

Geac Software Services Medium Systems Limited                UK

MAI United Kingdom Limited                                   UK

Remanco Systems Limited                                      UK

Mainpac Limited                                              UK

Computer Library Services International Limited              UK

Geac UK Limited                                              UK

Tekserv Computer Services Limited                            UK

Geac Enterprise Solutions Holdings Limited                   UK

Geac Enterprise Solutions Limited                            UK

JBA Investments Limited                                      UK

JBA (Northern) Limited                                       UK

JBA (Wesex) Limited                                          UK

Geac Enterprise Solutions s.r.o.                             Czech Republic

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
                COMPANY                                    JURISDICTION
Nexus Solutions Limited                                      UK

JBA Property Management Limited                              UK

ACN 002 474 893 Pty Ltd                                      Australia

ACN 007 234 609 Pty Ltd                                      Australia

ACN 004 842 611 Pty Ltd                                      Australia

ACN 006 036 728 Pty Ltd                                      Australia

JBA sp. Z.o.o.                                               Poland

JBA Software Products Lanka (Private) Limited                Sri Lanka

Geac Enterprise Solutions Deutschlang Gmbh                   Germany

Geac Enterprise Solutions Austria Gmbh                       Austria

Geac Enterprise Solutions Development Limited                UK

Generator Systems (UK) Limited                               UK

JBA Software Products (Ireland) Limited                      Ireland

JBA (UK) Limited                                             UK

JBA International Philippines, Inc.                          Philippines

Inform Solutions Limited                                     UK

JBA Employee Benefit Trustee Company Limited                 UK

JBA (Information Processing Services) Limited                UK

Olympix Software Limited                                     UK

Phoenix Business Systems Recovery Limited                    UK

Geac Enterprise Solutions (Ireland) Limited                  Ireland

JBA Asia (N) Sdn Bhd                                         Malaysia

JBA International Software Pte. Ltd.                         Singapore

                COMPANY                                    JURISDICTION
Geac Nordic A/S                                              Denmark

Geac Computers S.L.                                          Spain

Geac Italia S.r.L.                                           Italy

Geac Computers Brasil Ltda                                   Brazil

Geac Computers (Puerto Rico) Inc.                            Puerto Rico

Geac Holdings ApS                                            Denmark

Geac Enterprise Solutions A/S                                Denmark

Kiloware ApS                                                 Denmark

Geac France SA                                               France

C.I.A.G.                                                     France

Geac Benelux B.V.                                            Netherlands

S.A. Geac N.V.                                               Belgium

Runtime Holdings B.V.                                        Netherlands

Runtime B.V.                                                 Netherlands

JBA Italia S.R.L.                                            Italy

Geac spol s.r.o.                                             Czech Republic

Geac Computers Japan KK                                      Japan

Geac Computers Philippines Inc.                              Philippines

Geac Computers (Singapore) Pte Ltd                           Singapore

Geac Computers (M) Sdn. Bhd.                                 Malaysia

Geac Computers NZ Limited                                    New Zealand

Management Data Polska Sp. z.o.o.                            Poland

Management Data Praha spol s.r.o.                            Czech Republic

Geac Computers Pty Ltd                                       Australia

                COMPANY                                   JURISDICTION
Computer Library Services International (Australia) Pty
Limited                                                      Australia

Cybergraphic Systems GmbH                                    Germany

Geac Computers (Mexico) S.A. de C.V.                         Mexico

Geac Computers (Thailand) Limited                            Thailand

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